Exhibit 99.2

HYATT HOTELS CORPORATION ANNOUNCES CFO TRANSITION

Patrick Grismer to Step Down, Succeeded by Joan Bottarini

CHICAGO (Oct. 8, 2018) – Hyatt Hotels Corporation (NYSE:H) today announced that Patrick Grismer has resigned as chief financial officer, effective November 2, 2018, in order to assume the CFO position at Starbucks Corporation. Upon his departure, Grismer will be succeeded by Joan Bottarini, currently senior vice president of finance for the Americas at Hyatt.

Bottarini has been with Hyatt since 1999 and held a number of finance positions over her career, including vice president of hotel finance for Asia Pacific, vice president strategic financial planning and analysis, and director financial communications.

“We are grateful for Pat’s many contributions to Hyatt, particularly his efforts to refine our growth strategy, clarify our investor narrative and elevate the Finance function through focused leadership development,” said Mark Hoplamazian, chief executive officer, Hyatt. “Pat was instrumental in evolving our capital strategy while sustaining a high rate of growth and increasing shareholder capital returns. We understand his decision to pursue a new opportunity and wish him the best in his new role.”

Grismer said, “I would like to thank Mark, Hyatt’s Board of Directors and my colleagues around the world for the outstanding support they have provided, and I look forward to maintaining our relationships in the years ahead. I am proud of what we accomplished during my tenure at Hyatt. The company has exceptionally talented executives, including Joan, and I am confident that Hyatt is well positioned for continued growth and success.”

Hoplamazian continued: “I am thrilled to welcome Joan onto the executive team in the key role of CFO. I have had the pleasure of working directly with Joan for many years, and I have every confidence that with her leadership, we will build on the company’s strength and momentum.”

“I am honored to be joining the executive team as Hyatt’s new chief financial officer,” said Bottarini. “Over the course of my career, I have had the great benefit of being mentored by Pat and other leaders, which is a hallmark of the Hyatt family. I am eager to continue to build on our finance team leadership development efforts around the world as we remain focused on building value for our shareholders.”

The company reaffirmed its full-year 2018 Outlook provided on October 1, 2018.

The term “Hyatt” is used for convenience to refer to Hyatt Hotels Corporation, one or more of its affiliates, and/or one or more Hyatt hotels. Some of these positions will be at hotels managed by Hyatt while other positions may be at hotels franchised by Hyatt and/or where a third party is the employer. It does not refer to the Hyatt Hotels Foundation. Please note that all hiring by Hyatt hotels is subject to applicable law, which may include without limitation non-discrimination and minimum age requirements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a portfolio of 14 premier brands. As of June 30, 2018, the Company’s portfolio included more than 750 properties in more than 55 countries across six continents. The Company’s purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top colleagues, build relationships with guests and create value for shareholders. The Company’s subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences, vacation ownership properties, and fitness and spa locations, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Andaz®, Hyatt Centric®, The Unbound Collection by Hyatt®, Hyatt Place®, Hyatt House®, Hyatt Ziva™, Hyatt Zilara™, Hyatt Residence Club® and exhale® brand names. For more information, please visit www.hyatt.com

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s 2018 outlook, plans, objectives, goals, expectations, beliefs, business strategies, future events, and expectations, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and subsequent reports, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Media contact:

Kathy Krenger

Hyatt

+1 312 780 5129

kathy.krenger@hyatt.com